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                                                                     EXHIBIT 5.1

                               December 14, 1997


Synopsys, Inc.
700 East Middlefield Road
Mountain View, California 94043

        RE: REGISTRATION STATEMENT ON FORM S-8/S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8/S-3 to be filed by you with the Securities and Exchange Commission on December 14, 1998 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 727,250 shares of your Common Stock, $0.01 par value (the "Shares"), of which 152,654 have been issued under the Everest Design Automation Inc. 1997 Stock Option/Stock Issuance Plan (the "Plan"), 111,357 will be issued pursuant to options granted under the Plan, 22,059 have been issued under certain Everest Design Automation Inc. Non-Statutory Stock Option Agreements, and 441,180 have been issued under certain Everest Design Automation Inc. Founder's Restricted Stock Agreements. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of Synopsys, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation